UNITED STATES SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 25, 2013

GERMAN AMERICAN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-15877

35-1547518

(Commission File Number)

(IRS Employer Ident. No.)

                         711 Main Street

                                Box 810

                         Jasper, Indiana

   47546

 (Address of Principal Executive Offices)

(Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)   On March 25, 2013, the Board of Directors (the “Board”) of German American Bancorp, Inc.  (the "Company"), by the vote of the members of the Board who are not “interested directors” within the meaning of NASDAQ rules, established the balanced scorecards for each of the executive officers of the Company that, taken together, constitute the Company's Management Incentive Plan as extended for 2013 for such executive officers, all as recommended by the Compensation/Human Resources Committee of the Board (the "Committee”).

The Company's executive officers as of March 25, 2013, who will participate in the Management Incentive Plan for 2013, are Mark A. Schroeder (Chairman and Chief Executive Officer), Clay W. Ewing (President – Commercial and Retail Banking), Bradley M. Rust (Executive Vice President and Chief Financial Officer), Randall L. Braun (Senior Vice President / Head of Retail Banking), and Keith A. Leinenbach (Senior Vice President / Chief Credit Officer).

Each "balanced scorecard" establishes specific corporate and shareholder-related performance goals balanced by the officer's area of responsibility, his business unit, and his expected individual level of contribution to the Company's achievement of its corporate goals.  These balanced scorecards describe potential awards based on performance for 2013 only ("short-term awards") and on performance for the three-years ending December 31, 2013 ("long-term awards"), as follows:

Potential Short-Term Cash Incentive Awards

Under the Management Incentive Plan, the Company pays additional compensation in the form of annual cash incentive awards to executive officers rewarding annual performance, contingent upon the achievement of certain goals that are established by the short-term balanced scorecards.  At the March 25 meeting, the Board established the criteria for the award of short-term cash incentive payments for the five participating executive officers.  In the case of each performance criterion, credit is awarded at 100% if the performance criterion is met at the target level, and at half that if achieved at the 50% level (threshold), and at twice the target award level if achieved at the 200% level (maximum).  Credit is given proportionately for performance falling between the threshold and maximum levels, but is not given for performance that is not at least at the threshold level, or for that portion of performance that exceeds the maximum level.

Potential short-term cash incentive awards for the executive officers will be determined by their individual scorecards as percentages of their 2013 base salaries, based on the extent to which targeted levels of 2013 performance are met or exceeded, as follows:

Name of Executive	Potential Dollar Amount of 2013 Short-Term Award as Percentage of 2013 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mr. Schroeder	25%	50%	100%
Mr. Ewing	20%	40%	80%
Mr. Rust	15%	30%	60%
Mr. Braun	12.5%	25%	50%
Mr. Leinenbach	12.5%	25%	50%

Cash incentive award entitlements, if any, for services during 2013 under the scorecards will be earned by each of the executive officers based on the extent to which targeted levels of performance are met or exceeded with respect to the following components:

•

formula assessments of 2013 corporate performance, and

•

formula assessments of business unit performance and/or

•

judgmental assessments of individual performance during 2013.

Corporate Performance Component

For 2013, the short-term corporate performance criteria (weighted in differing percentages for the participating executives) are the following measures of corporate income or revenue, weighted as a percentage of the total short-term performance measures, as follows:

•

Fully-diluted earnings per share (EPS) growth (weighted as 20% of total short term performance measures);

•

Revenue per salaries & benefits (weighted as 10% of total short term performance measures); and

•

Non-interest income to total revenue ratio (weighted as 10% of total short term performance measures).

Business Unit Performance Component

For 2013, Messrs. Schroeder, Ewing, Rust, and Lienenbach were assigned as their business unit measures certain objectives that were tied to the Company’s consolidated balance sheet growth or asset quality metrics during 2012:

•

Growth in core organic deposits and repurchase agreements (weighted as 10% of total short term performance measures);

•

Growth in core organic taxable loans (weighted as 20% of total short term performance measures); and

•

Maintenance of the ratio of non-performing assets to total assets below certain thresholds (weighted as 10% of total short term performance measures).

Mr. Braun’s assigned objectives differed from the above only by measuring loan growth by reference to growth in total retail loan growth (not in core organic taxable loans) and by measuring asset quality in relation to the ratio of delinquent retail loans to total retail loans.

Individual Performance Component

For 2013, the individual performance criteria for each executive officer (weighted as 20% of their respective total short-term performance measures) will be satisfied through the judgmental assessment of his respective overall job performance during 2013 (threshold achievement being good, target achievement being very good, and maximum achievement being outstanding).

Expected Degree of Difficulty, on Balance, of Achieving Targeted Performance Levels

The targeted levels of achievement for the corporate or business unit financial metrics described above were established at levels that the Committee and Board believed were reasonable levels of corporate or business unit performance, considering factors that included the past performance and the Company’s best estimates for 2013.  When setting the target level for each corporate or business unit measure, however, the Company did not necessarily attempt to tie that level to the Company’s expectations for 2013; therefore, some of the measures require the achievement of greater-than-expected corporate or business unit performance at the targeted level, and some will reward achievement of lesser-than-expected corporate or business unit performance at the targeted level.  Overall, however, and on a balanced approach when weighting all of the formula and judgmental performance factors (corporate, business unit, departmental, and personal) in accordance with the scorecard weights, the Company believes that the target levels are appropriately challenging yet reasonable attainable by each of its executives participating in the 2013 Management Incentive Plan.

Clawback Potential

Amounts payable in respect of 2013 performance may be recouped by the Company in the event of certain material financial restatements of its performance metrics or other circumstances, in the Committee’s discretion.

2013 Net Income Trigger

Notwithstanding the satisfaction of one or all of the other performance measures outlined above, no short-term cash incentive award will be payable by the Company unless the Company’s consolidated net income for 2013 is at least $18,000,000.

Potential Long-Term Incentive Awards

Long-term incentive (LTI) Awards are established by the Management Incentive Plan upon recommendation of the Committee based upon the executive officer's level of responsibility, and are earned in proportion to the extent to which the Company has met or exceeded certain corporate financial targets on an average basis over the three-year period ending in the year for which the scorecard is established.  At the March 25, meeting, the Board established potential long-term incentive awards for executive officers as percentages of their 2013 base salary based on the extent to which targeted levels of three-year performance are met or exceeded, as follows:

Name of Executive	Potential Dollar Amount of 2013 Long-Term Award as Percentage of 2013 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mr. Schroeder	25%	50%	100%
Mr. Ewing	20%	40%	80%
Mr. Rust	15%	30%	60%
Mr. Braun	12.5%	25%	50%
Mr. Leinenbach	12.5%	25%	50%

LTI award targets for services during the three-year period ending December 31, 2013 under the scorecards are based on the following selected long-term corporate performance criteria, each as benchmarked against the Company's three-year average of its percentile rankings for such criteria over the three-year period ending December 31, 2013, with each year's percentile ranking computed against that year's custom Midwest publicly-held banking company peer group:

•

return on equity (50% weight), and

•

fully-diluted earnings per common share growth (50% weight).

For purposes of benchmarking the Company’s three-year average of its percentile rankings for the above criteria:

•

For the return on equity component, the threshold average percentile ranking was fixed at the 50th percentile, the target was at the 75th percentile, and the maximum was at the 90th percentile (the Company’s actual percentile rankings with respect to this component for 2011 and 2012 were the 94th and 86th percentiles, respectively).

•

For the fully-diluted earnings per common share growth component, the threshold average percentile ranking was fixed at the 50th percentile, the target was at the 75th percentile, and the maximum was at the 90th percentile (the Company’s actual percentile rankings with respect to this component for 2011 and 2012 were the 69th and 52nd percentiles, respectively).

In the case of each of the two LTI award performance criteria, credit is awarded at 100% if the performance criterion is met at the target level, and at half that if achieved at the 50% level (threshold), and at twice the target award level if achieved at the 200% level (maximum).  Credit is given proportionately for performance falling between the threshold and maximum levels, but is not given for performance that is not at least at the threshold level, or for that portion of performance that exceeds the maximum level.

Vesting and Clawback Potential

Amounts payable in respect of LTI awards for the three-year period ended December 31, 2013 will vest one-third on December 5 of each of the years 2014, 2015 and 2016.  Any such amounts may be recouped by the Company in the event of certain material financial restatements of its performance metrics or other circumstances, in the Committee’s discretion.

2013 Net Income Trigger

Notwithstanding the satisfaction of one or both of the LTI award targets outlined above, no LTI award will be payable by the Company unless the Company’s consolidated net income for 2013 is at least $18,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC. By: /s/ Mark A. Schroeder Mark A. Schroeder, Chairman of the Board and Chief Executive Officer

Dated:  March 29, 2013